UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2007

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas 77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
JANUARY 11, 2007
INDEX

		Page

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT	3

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	3

SECTION 8	OTHER EVENTS	4

Item 8.01	Other Events

SIGNATURES		5

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	Removal from the Board of Directors

Gilbert M. Cohen, a member of the Board of Directors since November 12, 2004, passed away on January 11, 2007. Prior to his passing, Mr. Cohen was also chairperson of the Audit Committee, the Audit Committee Financial Expert, and a member of the Compensation Committee since November 12, 2004.

(d)	Appointments to the Board of Directors

(i)  Jay C. Nadel was appointed as a member of the Board of Directors on January 16, 2007. Mr. Nadel was recommended to the Board by Richard J. Kurtz, Chairman of the Board, primarily to act as the Audit Committee Chairperson for the next 3 years. After careful review of Mr. Nadel’s qualifications, including his outstanding background and in particular his accounting experience, the Governance Committee (which handles the nominating process for the Company) members recommended him as a candidate for the Board. Mr. Nadel is also the Chairperson of the Audit Committee, Audit Committee Financial Expert, and a member of the Compensation Committee. Mr. Nadel is chairman of the board of Englewood Hospital and Medical Center since September 2006. In addition to being an independent consultant since 2004, Mr. Nadel is an employee of Sloan Securities since January 2006. As a CPA and senior financial services executive, Mr. Nadel has extensive business management and operations experience. From 2002 to 2004, he was executive vice president of Bank of New York’s Clearing Services where he oversaw strategic planning; 1986 to 2001, a partner in the investment firm of Weiss, Peck & Greer/Robeco, where he was chairman of the operations committee and managing director of the firm’s Clearing Services Division; and 1980 to 1986, he was a manager at KPMG Peat Marwick, New York, where he provided audit services. Mr. Nadel is a Certified Public Accountant since 1980 and has a Bachelor of Science from the University of Maryland. In connection with Mr. Nadel’s appointment, the Board granted him certain stock option compensation, subject to approval of stockholders and the American Stock Exchange (“Exchange”). See Section 8 - Other Events, Items 8.01(a) and (b)(ii) below for more information on the stock options granted to Mr. Nadel.

(ii)  Augustus J. Larson was appointed as a member of the Board of Directors on January 16, 2007. Mr. Larson was recommended to the Board by Mr. Kurtz, the Chairman. After careful review of Mr. Larson’s qualifications, including his outstanding background and in particular his banking experience, the Governance Committee members recommended him as a candidate for the Board and its standing committees. Mr. Nadel is a member of the Audit, Compensation, and Governance Committees. Mr. Larson is president of Larson Capital, LLC, a commercial real estate finance and investment company, in Far Hills, New Jersey. He founded Larson Capital, LLC in 2004. From 2001 to 2003, Mr. Larson was managing director of PW Funding and directed its commercial and multi-family real estate loan production in the metro New Jersey and New York markets. Prior to 2001, He was a managing director and principal Larson Financial Resources, a commercial mortgage banking firm. Mr. Larson, along with his partners, founded Larson Financial Resources in 1985, which was subsequently sold to PW Funding in 2000. At Larson Financial Resources, He was responsible for all commercial and multi-family real estate finance activities along with borrower and lender relations. Mr. Larson has a Bachelor of Arts from Colgate University in New York. He is also a certified mortgage banker and an active member in numerous professional and charitable organizations. In connection with Mr. Larson’s appointment, the Board granted him certain stock option compensation, subject to approval of stockholders and the Exchange. See Section 8 - Other Events, Items 8.01(a) and (b)(iv) below for more information on the stock options granted to Mr. Larson.

(iii)  Douglas J. Kramer was appointed as a member of the Board of Directors on January 16, 2007. Mr. Kramer was recommended to the Board by Michael T. Adams, Chairperson of the Governance Committee. After careful review of Mr. Kramer’s qualifications, including his outstanding background and in particular his industry experience and leadership as CEO and President of the Company, the Governance Committee members recommended him as a candidate for the Board. Mr. Kramer joined the Company in February 2005 as president and chief operating officer and was named Chief Executive Officer and President in July 2006. Mr. Kramer has 18 years Industry Experience including his most recent position as vice president of the Construction Products Division for Foam Enterprises, LLC, a wholly-owned subsidiary of the BASF Corporation, where he was employed from 1997 to 2004. Mr. Kramer has a background in Liberal Arts from Penn State University and the University of Texas.

SECTION 8 - OTHER EVENTS

Item 8.01.	Other Events.

(a)	Amendments to Equity Incentive Plan

On January 16, 2007, the Board of Directors of the Company amended the Equity Incentive Plan (“Amended Equity Plan”), subject to approval of stockholders and the Exchange, to: (a) include directors and consultants as persons eligible for awards; and (b) increase the maximum aggregate number of shares of common stock available for issuance from 3,250,000 to 6,000,000 shares. Richard J. Kurtz, the majority stockholder of the Company, has approved the foregoing amendments to the Equity Plan, which provides the majority approval for adoption of the amendments to the Equity Plan, subject to our compliance with certain technical requirements to provide certain required information to stockholders pursuant to the Exchange Act of 1934, as amended, and its rules.

(b)	Stock Option Grants to Directors and Consultants under Amended Equity Plan

On January 16, 2007 (the “Grant Date”), the administrator of the Amended Equity Plan, subject to effectiveness of the Amended Equity Plan, granted an aggregate of 2,310,000 stock options (“Options”), to directors and a consultant, subject to certain vesting conditions and exercise restrictions. The exercise price for these Options is $.60, which represents the fair market value of the Company’s common stock as traded on the Exchange on the Grant Date. Further information on each Option is provided below:

(i)  The administrator granted, Richard J. Kurtz, an aggregate of 1,000,000 Options, each having a term of 7 years, for his continuous service as a member of the Board of Directors and Chairman of the Board for the next 5 years, of which 200,000 Options are eligible to vest at the end of each year of service and exercisable at the rate of 50% each year only after all 1,000,000 Options vest;

(ii)  The administrator granted, Jay C. Nadel, an aggregate of 450,000 Options, each having a term of 5 years, for his continuous service as a member of the Board of Directors, Chairperson of the Audit Committee, and a member of certain Standing Committees for the next 3 years, of which 150,000 Options are eligible to vest at the end of each year of service and exercisable at the rate of 33⅓% each year after vested;

(iii)  The administrator granted, Arthur J. Gregg, an aggregate of 225,000 Options, each having a term of 5 years, for his continuous service as a member of the Board of Directors, Chairperson of the Compensation Committee, and a member of certain Standing Committees for the next 3 years, of which 75,000 Options are eligible to vest at the end of each year of service and exercisable at the rate of 33⅓% each year after vested;

(iv)  The administrator granted, Augustus J. Larson, an aggregate of 135,000 Options, each having a term of 5 years, for his continuous service as a member of the Board of Directors and certain of its Standing Committees for the next 3 years, of which 45,000 Options are eligible to vest at the end of each year of service and exercisable at the rate of 33⅓% each year after vested; and

(v)  The administrator granted, Howard L. Brown, an aggregate of 500,000 Options, each having a term of 5 years, for his continuous services as an Advisor/Consultant to the Board of Directors, of which 250,000 Options are eligible to vest at the end of each year of service subject to meeting performance criteria set by the administrator and exercisable at the rate of 50% each year only after all 500,000 Options vest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2007	LAPOLLA INDUSTRIES, INC.

/s/ Michael T. Adams, EVP

Michael T. Adams
Executive Vice President